                                 THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT

         This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment"), dated as of June 20, 2003, is entered into by and among SCOTIA PACIFIC COMPANY
LLC, a Delaware limited liability company (the "Company"), each of the Banks (as defined in the Credit Agreement referred to below) party to the Credit
Agreement, and BANK OF AMERICA, N.A., as agent for the Banks (the "Agent").

                                    RECITALS

         A. The Company, the Banks, and the Agent are parties to the Credit
Agreement, dated as of July 20, 1998, as amended by (i) the First Amendment to
Credit agreement, dated as of July 16, 1999, and (ii) the Second Amendment to
Credit Agreement, dated as of June 15, 2001 (the "Credit Agreement"), pursuant to which the Agent and the Banks have extended certain credit facilities to the
Company.

         B.  The parties hereto desire to amend the Credit Agreement as set forth herein, subject to the terms and conditions of this Third Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the
Credit Agreement.

         Section 2. Amendment to the Credit Agreement. The Credit Agreement is
hereby amended, effective as of the date this Third Amendment becomes effective in accordance with Section 4 hereof, as follows: the definition of "Scheduled
Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

                  "Scheduled Termination Date" means July 7, 2006, or such later date to which the Scheduled Termination Date is extended in accordance with Section 2.13.

         Section 3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks, as of the date hereof and as of the Effective Date (as defined in Section 4 hereof), as follows:

         (a)  No Indenture Default or Indenture Event of Default exists.

         (b) The execution, delivery and performance by the Company of this
Third Amendment have been duly authorized by all necessary limited liability company actions and other actions and do not and will not require any registration with, consent or approval of, notice to or action by, any person
(including any governmental agency) in order to be effective and enforceable.
Without limiting the foregoing, this Third Amendment has been approved by a resolution of the Board of Managers of the Company, including all Independent
Managers, and does not require consent of the Trustee or Rating Agency
Confirmation or consent of the Noteholders (as those terms are defined in the
Indenture). The Credit Agreement as amended by this Third Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, without defense, counterclaim or offset as of the date hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         (c) All representations and warranties of the Company contained in the
Credit Agreement are true and correct, except that the term "Offering
Memorandum" shall be deemed to include subsequent filings by the Company with the Securities and Exchange Commission.

         (d) The Company is entering into this Third Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other person.

         Section 4. Effective Date. This Third Amendment and the effectiveness of the amendments set forth in Section 2 hereof shall be effective as of June
20, 2003 (the "Effective Date") upon satisfaction in full in the judgement of the Agent and the Banks of each of the following conditions precedent set forth in this Section 4:

         (a) The Agent has received from the Company and all the Banks a duly executed original, or facsimile of such executed original, of this Third
Amendment.

         (b) The Company shall have paid to the Agent, for the account of each
Bank, the first installment of the Extension Fee (as defined in Section 7 below)
payable to the Agent for the account of such Bank in accordance with Section 7 below.

         Section 5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Third
Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to enter into similar amendments under the same or similar circumstances in the future.

         Section 6.  Miscellaneous.

         (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Third Amendment.

         (b) This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Third Amendment.

         (c) This Third Amendment shall be governed by and construed in accordance with the law of the State of New York.

         (d) This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         (e) This Third Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Third Amendment supersedes all prior drafts and communications with respect thereto. This Third Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Credit
Agreement.

         (f) If any term or provision of this Third Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Third Amendment or the Credit Agreement, respectively.

         (g) The Company confirms its obligations under Section 10.4(b) of the
Credit Agreement to reimburse the Agent for all costs and expenses incurred by the Agent in connection with this Third Amendment.

         Section 7. Fees. The Company agrees to pay to the Agent, for the account of each Bank, a nonrefundable amendment and extension fee in an amount equal to such Bank's Commitment multiplied by 3.0% (each, an "Extension Fee"), which amount the Company hereby covenants and agrees to pay to the Agent for the account of such Bank in three equal installments as follows: the first installment of such Extension Fee shall be paid on or before the Effective Date;
the second installment of such Extension Fee shall be paid on or before June 21,
2004; and the third installment of such Extension Fee shall be paid on or before
June 20, 2005. The fees payable pursuant to this Section 7 shall be deemed fees payable under the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Third Amendment as of the date first above written.

                             SCOTIA PACIFIC COMPANY LLC

                             By:      /s/ Gary L. Clark
                             Name:    Gary L. Clark
                             Title:   Vice President, Finance and Administration
                             BANK OF AMERICA, N.A., as Agent and as a Bank

                             By:      /s/ Thomas R. Sullivan
                             Name:    Thomas R. Sullivan
                             Title:   Vice President
                             THE BANK OF NOVA SCOTIA, as a Bank

                             By:      /s/ Mark Sparrow
                             Name:    Mark Sparrow
                             Title:   Director
                             KEYBANK NATIONAL ASSOCIATION, as a Bank

                             By:      /s/ Mark Kleinhart
                             Name:    Mark Kleinhart
                             Title:   Vice President
                             U.S. BANK NATIONAL ASSOCIATION, as a Bank

                             By:      /s/ Janice T. Thede
                             Name:    Janice T. Thede
                             Title:   Vice President